UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):
April 24, 2014 (April 21, 2014)

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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(832) 369-6986
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On April 21, 2014, Magnum Hunter Resources Corporation (“Magnum Hunter”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Steppe Resources Inc., an Alberta corporation (“Purchaser”). Pursuant to the Share Purchase Agreement, Magnum Hunter agreed to sell, and Purchaser agreed to purchase, all of Magnum Hunter’s ownership interests (the “Ownership Interests”) in its wholly owned Canadian subsidiary, Williston Hunter Canada, Inc., an Alberta corporation (the “Company”). The assets of the Company consist primarily of oil and gas properties located in the Tableland Field in Saskatchewan, Canada and include approximately 52,520 gross (49,470 net) leasehold acres and 84 gross wells producing approximately 630 Boe per day of current net production. Under the Share Purchase Agreement, the purchase price for the Ownership Interests is CAD $75 million (approximately U.S. $68 million at the exchange rate as of the close of business on April 23, 2014) payable in cash (the “Purchase Price”). The Purchase Price is subject to customary adjustments as described in the Share Purchase Agreement. The effective date of the transaction is March 1, 2014.
The Share Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties thereto, and the closing of the transaction contemplated by the Share Purchase Agreement is subject to the satisfaction of certain customary closing conditions as described therein, including satisfaction of any applicable requirements under the Competition Act (Canada).
The sale and purchase of the Ownership Interests pursuant to the Share Purchase Agreement is expected to close on or about May 12, 2014. Pursuant to the Share Purchase Agreement, Purchaser deposited a CAD $3,750,000 performance deposit with an escrow agent, which deposit will be applied to the Purchase Price at closing or released to Magnum Hunter or Purchaser, as the case may be, if closing fails to occur and either Magnum Hunter or Purchaser terminates the Share Purchase Agreement in accordance with the terms thereof.
Item 7.01    Regulation FD Disclosure.
On April 22, 2014, Magnum Hunter issued a press release announcing that it had entered into a Share Purchase Agreement with Purchaser. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of Magnum Hunter under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description

Share Purchase Agreement, dated April 21, 2014, between Magnum Hunter Resources Corporation and Steppe Resources Inc. (to be filed as an exhibit to Magnum Hunter’s Form 10-Q for the quarter ended March 31, 2014).

99.1	Press release of Magnum Hunter Resources Corporation, dated April 22, 2014.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: April 24, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release of Magnum Hunter Resources Corporation, dated April 22, 2014.